Exhibit 99.1

Great Lakes Reports First Quarter Results

Company Backlog of $593 Million

Rivers & Lakes and Environmental & Remediation Backlog at Record Level

OAK BROOK, Ill.--(BUSINESS WIRE)--May 6, 2014--Great Lakes Dredge & Dock Corporation (NASDAQ:GLDD), the largest provider of dredging services in the United States and a major provider of environmental and remediation services, today reported financial results for the quarter ended March 31, 2014.

For the quarter ended March 31, 2014, Great Lakes reported Revenue of $174.4 million, Net loss from continuing operations of $2.5 million, and Adjusted EBITDA from continuing operations of $12.0 million.

Jon Berger, Chief Executive Officer, commented, “The dredging segment delivered $162.0 million in revenue and 12.9% gross profit margin in the first quarter of 2014. The first two months of the quarter were impacted by severe weather, which both contributed to longer project durations and equipment downtime for maintenance, resulting in reduced gross profit margin. The margin contraction also was driven by minimal dredging activity in the Middle East. Our fleet located in the Middle East was essentially idle in the quarter; however, work has begun on a project in Saudi Arabia and the Company is pursuing strong possibilities to put the fleet to work in the second half of the year. Increases in coastal protection revenue particularly along the East Coast and maintenance revenue were offset by decreases in domestic and foreign capital revenue and rivers & lakes dredging revenue.

“Despite the slow start in January and February, we have already experienced an improvement in March and are optimistic that this momentum will continue throughout the year. The severe weather delays will result in revenues to be earned in future periods as the work on the underlying projects is completed.

“Terra, which comprises our environmental & remediation segment, continues to demonstrate a solid performance, reporting a $6.5 million increase in Revenue over first quarter 2013 to $12.7 million in the first quarter of 2014, even while experiencing its own downtime due to the severe weather.”

Katie Hayes, Interim Chief Financial Officer stated, “As was previously announced, on April 23, 2014, we completed the sale of two subsidiaries that comprised the historical demolition business, NASDI, LLC and Yankee Environmental Services, LLC. Great Lakes retains the right to collect on outstanding accounts receivable and work in process at the date of close, as well as any outstanding claims.

“Despite the slow start to the year, we were able to decrease our investment in working capital, and keep debt levels fairly constant with year-end. The Company continues to focus on driving higher operating cash flows and to critically evaluate spending priorities on our investment in equipment.”

First Quarter 2014 Highlights

Total Company

  Revenue decreased to $174.4 million in the first quarter of 2014, down 3.2% from a very strong first quarter of 2013 largely related to lower dredging revenues. Our dredging segment recorded lower revenues in the current year quarter on lower capital dredging and rivers & lakes revenues, partially offset by higher maintenance and coastal protection revenues.
  Gross profit margin declined to 12.0% in the first quarter of 2014 from 17.1% in the prior year first quarter driven by tightening margins in certain of our dredging contracts due to severe weather and equipment downtime, partially offset by higher profit margins on our projects in the current year within the rivers & lakes and environmental & remediation businesses.
  Operating income was $2.9 million for the quarter, down $11.6 million from the prior year quarter, primarily due to lower coverage of fixed costs.
  Net loss from continuing operations was $2.5 million in the quarter, down from the prior year quarter due to the items noted above. Net loss (which includes both continuing and discontinued businesses) was $5.2 million, on the lower results in the dredging business and losses in our discontinued operations compared to Net Income of $0.4 million in the comparable quarter of the prior year.
  Adjusted EBITDA from continuing operations was $12.0 million, down from $25.4 million in the first quarter of 2013 on lower operating income.
  Total contracted backlog at quarter end was $592.5 million.

Dredging

  Dredging earned revenues of $162.0 million in the first quarter, decreasing from $174.0 million in the first quarter of the prior year. Severe weather and mechanical downtime were the primary drivers of the domestic revenue shortfall. A slowdown in the Middle East resulted in unfavorable foreign revenue compared to the 2013 first quarter. First quarter 2013 was an exceptionally strong quarter for dredging as the majority of the domestic and international fleet was utilized and there were minimal weather impacts.
  Gross profit margin was 12.9%, versus 18.0% in the same quarter last year. As noted above, weather and mechanical delays, along with lower fixed costs coverage drove margin down. Dredging ended the first quarter with $515.1 million of backlog, essentially unchanged from the backlog at year-end.

Environmental & Remediation

  The segment recorded $12.7 million of revenue in the quarter, a $6.5 million increase over the first quarter of the prior year, as a result of working on more projects in the current quarter.
  Gross profit margin of 0.4% compared to a loss of 8.4% in the prior year quarter. Better fixed cost coverage allowed for improvement in gross profit, but severe weather partially offset the improvement in contract margins.
  Backlog was $77.4 million at the end of the first quarter, primarily related to a brownfield development project in New Jersey and several environment remediation projects, including a new phase of remediation on the long term Enbridge project in Michigan.

Outlook

Mr. Berger stated, “In the first quarter of 2014, our dredging segment won $140 million in dredging contracts, largely driven by the $89 million award for our rivers & lakes dredging unit’s Lake Decatur contract as well as additional capital work, including the award of the last phase of the PortMiami deepening. We were awarded 100% of the coastal protection work put out to bid during the first quarter, but this sector of the dredging market saw few opportunities in the quarter. As stated previously, we expect more coastal protection projects to be funded by special appropriations committed after Superstorm Sandy, and we continue to expect the timing of these contracts to occur later in 2014. Subsequent to the end of the quarter, the Company was low bidder on three additional contracts collectively totaling $51 million that will be included in future backlog when awarded.

“Moving into the second quarter, we will utilize our fleet on a mix of capital projects, including the PortMiami deepening, coastal protection projects and maintenance dredging. Internationally, we are pursuing several bidding opportunities, especially in the Middle East, which would allow for strong utilization of our internationally deployed fleet.

“We remain optimistic that the Senate and House will agree on a final version of the Water Resources Reform and Development Act for passage by the end of the second quarter. The bill provides for important reforms to the Harbor Maintenance Trust Fund, which will add to funding available for dredging projects, and to the Corps of Engineers planning process, which will help expedite projects. This bill also provides authorization for specific port deepening projects, such as the Port of Jacksonville, Lake Worth and Port Everglades in Florida. Clearly, this bill is positive news for the dredging industry.

“Finally, the environmental & remediation segment has a very strong backlog of $77 million, with the $35 million Enbridge job being a significant driver. Terra also will be executing a portion of the Lake Decatur project, again validating our combined service offerings’ attractiveness to the market. We expect the majority of the environmental & remediation segment’s backlog to be completed in 2014. To ensure successful execution on its expanding workload, Terra has proactively aligned its project management to the upcoming growth, and we are confident that this work will be executed well.”

The Company will be holding a conference call at 9:00 a.m. C.D.T. today where we will further discuss these results. Information on this conference call can be found below.

Conference Call Information

The Company will conduct a quarterly conference call, which will be held on Tuesday, May 6, 2014 at 9:00 a.m. C.D.T. (10:00 a.m. E.D.T.). The call in number is 877-377-7553 and Conference ID is 39800450. The conference call will be available by replay until Wednesday, May 7, 2014, by calling 800-585-8367 and providing Conference ID 39800450. The live call and replay can also be heard on the Company’s website, www.gldd.com, under Events & Presentations on the investor relations page. Information related to the conference call will also be available on the investor relations page of the Company’s website.

Use of Adjusted EBITDA from Continuing Operations

Adjusted EBITDA from continuing operations, as provided herein, represents net income attributable to common stockholders of Great Lakes Dredge & Dock Corporation, adjusted for net interest expense, income taxes, depreciation and amortization expense, debt extinguishment, accelerated maintenance expense for new international deployments and goodwill or asset impairments. Adjusted EBITDA from continuing operations is not a measure derived in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company presents Adjusted EBITDA from continuing operations as an additional measure by which to evaluate the Company’s operating trends. The Company believes that Adjusted EBITDA from continuing operations is a measure frequently used to evaluate performance of companies with substantial leverage and that the Company’s primary stakeholders (i.e., its stockholders, bondholders and banks) use Adjusted EBITDA from continuing operations to evaluate the Company’s period to period performance. Additionally, management believes that Adjusted EBITDA from continuing operations provides a transparent measure of the Company’s recurring operating performance and allows management to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance. For this reason, the Company uses a measure based upon Adjusted EBITDA from continuing operations to assess performance for purposes of determining compensation under the Company’s incentive plan. Adjusted EBITDA from continuing operations should not be considered an alternative to, or more meaningful than, amounts determined in accordance with GAAP including: (a) operating income as an indicator of operating performance; or (b) cash flows from operations as a measure of liquidity. As such, the Company’s use of Adjusted EBITDA from continuing operations, instead of a GAAP measure, has limitations as an analytical tool, including the inability to determine profitability or liquidity due to the exclusion of accelerated maintenance expense for new international deployments, goodwill or asset impairments, interest and income tax expense and the associated significant cash requirements and the exclusion of depreciation and amortization, which represent significant and unavoidable operating costs given the level of indebtedness and capital expenditures needed to maintain the Company’s business. For these reasons, the Company uses operating income to measure the Company’s operating performance and uses Adjusted EBITDA from continuing operations only as a supplement. Adjusted EBITDA from continuing operations is reconciled to net income (loss) attributable to common stockholders of Great Lakes Dredge & Dock Corporation in the table of financial results. For further explanation, please refer to the Company’s SEC filings.

The Company

Great Lakes Dredge & Dock Corporation is the largest provider of dredging services in the United States and the only U.S. dredging company with significant international operations. The Company is also a significant provider of environmental and remediation services. The Company owns a 50% interest in a marine sand mining operation in New Jersey that supplies sand and aggregate for road and building construction and a 50% interest in an environmental service operation with the ability to remediate soil and dredged sediment treatment. Great Lakes employs over 150 degreed engineers, most specializing in civil and mechanical engineering, which contributes to its 124-year history of never failing to complete a marine project. Great Lakes has a disciplined training program for engineers that ensures experienced-based performance as they advance through Company operations. Great Lakes also owns and operates the largest and most diverse fleet in the U.S. industry, comprised of over 200 specialized vessels.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (the "SEC"), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Great Lakes cautions investors that any forward-looking statements made by Great Lakes are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Great Lakes, include, but are not limited to, risks and uncertainties that are described in Item 1A. "Risk Factors" of Great Lakes’ Annual Report on Form 10-K for the year ended December 31, 2013, and in other securities filings by Great Lakes with the SEC.

Although Great Lakes believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Great Lakes' future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Great Lakes Dredge & Dock Corporation
Condensed Consolidated Statements of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013
Contract revenues	$174,382	$180,153
Gross profit	20,907	30,734
General and administrative expenses	17,870	16,236
Loss on sale of assets—net	152	2
Operating income	2,885	14,496
Other income (expense)
Interest expense—net	(5,016)	(5,733)
Equity in loss of joint ventures	(1,843)	(591)
Gain on foreign currency transactions—net	65	36
Income (loss) from continuing operations before income taxes	(3,909)	8,208
Income tax (provision) benefit	1,453	(3,456)
Income (loss) from continuing operations	(2,456)	4,752
Loss from discontinued operations, net of income taxes	(2,739)	(4,341)
Net income (loss)	(5,195)	411
Net loss attributable to noncontrolling interest	-	22
Net income (loss) attributable to common stockholders of Great Lakes Dredge & Dock Corporation	$(5,195)	$433

Basic earnings (loss) per share attributable to continuing operations	$(0.04)	$0.08
Basic loss per share attributable to discontinued operations, net of tax	(0.05)	(0.07)
Basic earnings (loss) per share attributable to Great Lakes Dredge & Dock Corporation	$(0.09)	$0.01
Basic weighted average shares	59,708	59,369

Diluted earnings (loss) per share attributable to continuing operations	(0.04)	0.08
Diluted loss per share attributable to discontinued operations, net of tax	(0.05)	(0.07)
Diluted earnings (loss) per share attributable to Great Lakes Dredge & Dock Corporation	$(0.09)	$0.01
Diluted weighted average shares	59,708	60,017

Great Lakes Dredge & Dock Corporation
Reconciliation of Net Income (Loss) attributable to Great Lakes Dredge & Dock Corporation to Adjusted EBITDA from Continuing Operations
(Unaudited and in thousands)

	Three Months Ended
	March 31,
	2014	2013
Net income (loss) attributable to common stockholders of Great Lakes Dredge & Dock Corporation	$(5,195)	$433
Loss from discontinued operations, net of income taxes	(2,739)	(4,341)
Net loss attributable to noncontrolling interest	-	22
Income (loss) from continuing operations	(2,456)	4,752
Adjusted for:
Interest expense—net	5,016	5,733
Income tax provision (benefit)	(1,453)	3,456
Depreciation and amortization	10,885	11,451
Adjusted EBITDA from continuing operations	$11,992	$25,392

Great Lakes Dredge & Dock Corporation
Selected Balance Sheet Information
(Unaudited and in thousands)

	Period Ended
	March 31,	December 31,
	2014	2013
Cash and cash equivalents	$58,695	$75,338
Total current assets	324,204	361,053
Total assets	825,790	852,645
Total current liabilities	173,328	193,899
Long-term debt	287,000	285,000
Total equity	237,700	242,101

Great Lakes Dredge & Dock Corporation
Revenue and Backlog Data
(Unaudited and in thousands)

	Three Months Ended
	March 31,
Revenues	2014	2013
Dredging:
Capital - U.S.	$34,475	$45,508
Capital - foreign	16,470	38,385
Coastal protection	70,720	56,921
Maintenance	36,311	27,764
Rivers & lakes	3,984	5,381
Total dredging revenues	161,960	173,959
Environmental & remediation	12,730	6,194
Intersegment revenue	(308)	-
Total revenues	$174,382	$180,153

	As of
	March 31,	December 31,	March 31,
Backlog	2014	2013	2013
Dredging:
Capital - U.S.	$189,450	$176,117	$103,061
Capital - foreign	98,849	98,666	195,292
Coastal protection	76,583	143,498	33,978
Maintenance	38,826	70,633	2,211
Rivers & lakes	111,441	26,158	26,339
Total dredging backlog	515,149	515,072	360,881
Environmental & remediation	77,363	28,330	27,548
Total backlog	$592,512	$543,402	$388,429

CONTACT:
For further information contact:
Great Lakes Dredge & Dock Corporation
Katie Hayes
Interim Chief Financial Officer
630-574-3012